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                  NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
                   INCORPORATED UNDER THE LAWS OF THE STATE OF
                                 DELAWARE


           NUMBER                                           SHARES

           [SEAL]            ZUG ACQUISITION                [SEAL]
      -----------------        CORPORATION              -------------


       AUTHORIZED COMMON STOCK: 20,000,000 SHARES - PAR VALUE: $.001


THIS CERTIFIES THAT



IS THE RECORD HOLDER OF


              SHARE OF ZUG ACQUISITION CORPORATION COMMON STOCK

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR.

WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.


DATED:

   /s/ Candace Beaver           [SEAL]          /s/ Kevin DeVito
------------------------                   -------------------------
         SECRETARY                          CHIEF EXECUTIVE OFFICER


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